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                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY
                                                                HOUSEHOLD 2002-2



                           AMBAC ASSURANCE CORPORATION


                         NOTE GUARANTY INSURANCE POLICY


                               Policy No. AB0583BE


Insured Party:           The Indenture Trustee (as defined herein) for the
                         benefit of the Registered Holders (as defined herein) of the Household Automotive Trust 2002-2,
                         Series 2002-2 Class A Asset-Backed Notes issued pursuant to the Indenture.

Insured Obligations:     To the extent set forth herein, the aggregate
                         interest on and the aggregate outstanding principal balance of all Class A Notes owned by Registered
                         Holders, such principal amount not to exceed in the aggregate $1,200,000,000.

Policy Claim Amounts:    (i) With respect to each Distribution Date, the
                         excess, if any, without duplication, of (a) the Class A Interest Distributable Amount and (b) the
                         Insured Principal Balance Shortfall, if any, MINUS
                         (c) the Payment Funds available pursuant to the Basic Documents for payment of the amounts listed in
                         (i)(a) and (b) in accordance with the priorities set forth in the Indenture, the Series Supplement and the Master Sale and Servicing Agreement; (ii) with respect to any Scheduled Maturity Date, the excess of (a) the outstanding principal balance of (A) the Class A-1 Notes, with respect to the Class A-1
                         Scheduled Maturity Date, (B) the Class A-2 Notes, with respect to the Class A-2 Scheduled Maturity
                         Date, (C) the Class A-3 Notes, with respect to the Class A-3 Scheduled Maturity Date or (D) the Class
                         A-4 Notes, with respect to the Class A-4 Scheduled
                         Maturity Date, as applicable, MINUS (b) the Payment
                         Funds available pursuant to the Basic Documents for payment of the applicable amount listed in (ii)(a) with respect to such Scheduled Maturity Date in accordance with the priorities set forth in the Indenture, the Series Supplement and the Master Sale and Servicing Agreement; and (iii) with respect to any Preference Payment Date, Preference Amounts,
                         PROVIDED, HOWEVER, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in such definition; provided, further, that in no event shall the amount payable by the Insurer under this Policy exceed the Maximum Insured
                         Amount.

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      For consideration received, AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance corporation ("AMBAC" or the "INSURER"), in consideration of the payment of the premium, hereby unconditionally and irrevocably guarantees, subject only to (i) proper presentation of a Notice in accordance with the terms of this Note Guaranty Insurance Policy (together with each and every endorsement, if any, hereto, the "POLICY") and (ii) the terms of this Policy, the payment to, or at the direction of, the Indenture Trustee, for the benefit of the Registered Holders of the Insured Obligations, that portion of the Policy Claim Amounts which are Due for Payment but are unpaid by reason of Nonpayment.

      1.          DEFINITIONS.

      Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Insurance Agreement or, if not defined therein, in the Master Sale and Servicing Agreement, or, if not defined therein, in the Series Supplement, or, if not defined therein, in the Indenture, without giving effect to any subsequent amendment or modification thereto unless such amendment or modification has been approved in writing by the Insurer. For purposes of this Policy, the following terms shall have the following meanings:

      "ACCOUNTING DATE" shall mean, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

      "AFFILIATE" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGGREGATE NOTE PRINCIPAL BALANCE" shall mean, (i) with respect to all of the Class A Notes, as of any date, the aggregate outstanding principal amount of all of the Class A Notes on such date, and (ii) with respect to any class of the Class A Notes, as of any date, the aggregate outstanding principal amount of all of the Class A Notes of such class on such date.

      "AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE" shall mean, with respect to any Distribution Date, the product of (x) 90.5 DEG./a and (y) the Pool Balance as of the close of business on the last day of the prior Collection Period.

      "AMOUNT FINANCED" shall mean, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail motor vehicle installment sale contracts or promissory notes, and related costs.

      "AVAILABLE FUNDS" shall mean, with respect to any Distribution Date and the related Collection Period, the sum of (i) the Collected Funds for such Collection Period, (ii) investment earnings realized on the Collection Account and the Reserve Account during such Collection Period, (iii) all Repurchase Amounts deposited in the Collection Account during such Collection Period, (iv) all proceeds of any liquidation, in whole or in part, of the assets of the Issuer and (v) any amounts received by the Indenture Trustee pursuant to the Swap Agreement with respect to the Class A-4. Notes.

      "BANKRUPTCY CODE" shall mean Title 11 of the United States Code.

      "BASIC DOCUMENTS" shall mean the Series Supplement, the Master Sale and Servicing Agreement, the Certificate of Trust filed for the Issuer, the Trust Agreement, the Swap Agreement, the Insurance Agreement, the Indemnification Agreement, the Indenture, the Master Receivables Purchase Agreements, each Transfer Agreement related to the Owner Trust Estate and all other documents and certificates delivered in connection therewith or pursuant thereto in connection with the Class A Notes or the Certificates (as defined in the Trust Agreement).


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      "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Illinois or New York are authorized or obligated by law to be closed.

      "CLASS A INTEREST CARRYOVER SHORTFALL" shall mean, with respect to any Distribution Date, the sum of (i) the excess of (a) the related Class A Interest Distributable Amount for the preceding Distribution Date, over (b) the amount actually paid as interest to the Class A Noteholders on such preceding Distribution Date (under the Indenture or this Policy), PLUS (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Note Rate with respect to the Class A Notes from such preceding Distribution Date to but excluding the current Distribution Date.

      "CLASS A INTEREST DISTRIBUTABLE AMOUNT" shall mean, with respect to any Distribution Date and each class of Class A Notes, an amount equal to the sum of
(i) the aggregate amount of interest accrued on the Class A Notes at the related Note Rate from and including the preceding Distribution Date (or, in the case of the First Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date PLUS (ii) the related Class A Interest Carryover Shortfall for the current Distribution Date.

      "CLASS A MINIMUM PRINCIPAL DISTRIBUTABLE AMOUNT" shall mean, with respect to any Distribution Date, the greatest of (i) the lesser of (A) the Optimal Principal Distributable Amount for such Distribution Date, (B) the excess of the aggregate of the Principal Balances of the Receivables as of the last day of the second preceding Collection Period, over the aggregate of the Principal Balances of the Receivables as of the last day of the immediately preceding Collection Period, and (C) the Aggregate Note Principal Balance, (ii) on the Scheduled Maturity Date for any Class of the Notes, the amount necessary to reduce the Aggregate Note Principal Balance of such Class to zero and (iii) the positive excess, if any, of the Aggregate Note Principal Balance prior to making any distribution on such Distribution Date over the Pool Balance as of the last day of the preceding Collection Period.

      "CLASS A NOTES" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

      "CLASS A-1 NOTES" shall mean the Class A-1 Notes in an aggregate initial principal amount of $255,000,000 issued pursuant to the Series Supplement and the Indenture.

      "CLASS A-1 SCHEDULED MATURITY DATE" shall mean September 17, 2003.

      "CLASS A-2 NOTES" shall mean the Class A-2 Notes in an aggregate initial principal amount of $345,000,000 issued pursuant to the Series Supplement and the Indenture.

      "CLASS A-2 SCHEDULED MATURITY DATE" shall mean December 19, 2005.

      "CLASS A-3 NOTES" shall mean the Class A-3 Notes in an aggregate initial principal amount of $313,000,000 issued pursuant to the Series Supplement and the Indenture.

      "CLASS A-3 SCHEDULED MATURITY DATE" shall mean March 19, 2007.

      "CLASS A-4 NOTES" shall mean the Class A-4 Notes in an aggregate initial principal amount of $287,000,000 issued pursuant to the Series Supplement and the Indenture.

      "CLASS A-4 SCHEDULED MATURITY DATE" shall mean July 17, 2009.

      "CLOSING DATE" shall mean August 28, 2002.

      "COLLECTED FUNDS" shall mean, with respect to any Collection Period, the amount of funds in the Collection Account representing collections (including, where applicable, all payment cancellation fees and all administrative fees, expenses and charges actually paid by or on behalf of Obligors, including late fees, payment fees and liquidation fees but excluding taxes, assessments, credit insurance charges or similar items) received by the Master Servicer on or with respect to the Receivables during such Collection Period,


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including all Net Liquidation Proceeds collected during such Collection
Period (but excluding any Repurchase Amounts).

      "COLLECTION ACCOUNT" shall mean the Eligible Deposit Account created pursuant to Section 3.01 of the Series Supplement, which initially shall be account no. 507947541, for further credit, account no. 10202856.1, reference Household Auto 2002-2 Collection Account at the Indenture Trustee, ABA No. 021000021.

      "COLLECTION PERIOD" shall mean, (i) with respect to the First Distribution Date, the period beginning on the opening of business on the day after the Cutoff Date and ending on the close of business on the last day of the calendar month preceding such Distribution Date, and (ii) with respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to all applications of collections on such day.

      "CRAM DOWN LOSS" shall mean, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued a final order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

      "CUTOFF DATE" shall mean the close of business on July 31, 2002.

      "DETERMINATION DATE" shall mean the earlier of the fifth calendar day (or if such day is not a Business Day, the next preceding Business Day) or the third Business Day preceding each Distribution Date.

      "DISTRIBUTION DATE" shall mean, with respect to each Collection Period, the seventeenth (171') day of the calendar month next commencing after the last day of such Collection Period or, if such day is not a Business Day, the immediately following Business Day, commencing on September 17, 2002.

      "DUE FOR PAYMENT" shall mean, with respect to any Policy Claim Amounts, such amount as is due and payable pursuant to the terms of the Indenture.

      "FINANCED VEHICLE" shall mean a new or used automobile, light duty truck or van securing an Obligor's indebtedness under the respective Receivable.

      "FIRST DISTRIBUTION DATE" shall mean September 17, 2002.

      "INDENTURE" shall mean that certain Indenture, dated as of August 8, 2002, by and between the Issuer and the Indenture Trustee, as supplemented by the Series Supplement.

      "INDENTURE TRUSTEE" shall mean JPMorgan Chase Bank, not in its individual capacity but as trustee under the Indenture, and its successors and assigns in such capacity.

      "INITIAL AGGREGATE NOTE PRINCIPAL BALANCE" shall mean $1,200,000,000.

      "INSURANCE AGREEMENT" shall mean that certain Insurance and Indemnity Agreement, dated as of August 28, 2002, among the Insurer, the Issuer, the Master Servicer, the Originators, the Seller, and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

      "INSURED PAYMENTS" shall mean, (i) with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to, or at the direction of, the Indenture Trustee in respect of Policy Claim Amounts for such Distribution Date and (ii) the aggregate amount of any Preference Amounts paid by the Insurer on any given Business Day.


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      "INSURED PRINCIPAL BALANCE SHORTFALL" shall mean, with respect to a
Distribution Date, the positive excess, if any, of the Aggregate Note Principal Balance with respect to the Class A Notes (after giving effect to the distribution of the Class A Minimum Principal Distributable Amount on such Distribution Date pursuant to Section 3.03(a)(v) of the Series Supplement and after making any distribution from the Reserve Account pursuant to Section 3.03(b) of the Series Supplement on such Distribution
Date) over the Pool Balance as of the close of business on the last day of the preceding Collection Period.

      "INSURER" shall mean Ambac, or any successor thereto, as issuer of this Policy.

      "INTEREST PERIOD" shall mean, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, in the case of the first Interest Period, from and including the Closing Date) through (and including) the day preceding such Distribution Date.

      "ISSUER" shall mean Household Automotive Trust 2002-2, a Delaware business trust.

      "LATE PAYMENT RATE" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "LIQUIDATED RECEIVABLE" shall mean, with respect to any Collection Period, upon the earliest of any of the following to occur, a Receivable as to which (i) such Receivable has been liquidated by the Master Servicer through the sale of the Financed Vehicle, (ii) 90 days have elapsed since the Master Servicer repossessed the Financed Vehicle, (iii) proceeds have been received in respect of such Receivable which, in the Master Servicer's reasonable judgment, constitute the final amounts recoverable in respect of such Receivable or (iv) 10% or more of a Scheduled Payment shall have become 150 or more days delinquent (or, in the case where the Obligor of such Receivable is subject to an Insolvency Event, 10% or more of a Scheduled Payment shall have become 210 or more days delinquent); PROVIDED, HOWEVER, that the number of days specified in either clause (ii) or (iv) may at the election of the Master Servicer be such shorter number of days as may from time to time be consistent with the Master Servicer's then-current collection policy. Any Receivable that becomes a Repurchased Receivable on or before the related Accounting Date shall not be a Liquidated Receivable.

      "MASTER RECEIVABLES PURCHASE AGREEMENTS" shall mean, collectively, (i) the Master Receivables Purchase Agreement dated as of December 18, 2001 between Household Automotive Finance Corporation as Originator and the Seller, as such agreement may be amended or supplemented from time to time,
(ii) the Master Receivables Purchase Agreement dated as of December 18, 2001, as amended and restated as of March 15, 2002, among the Seller and Household Finance Corporation and Household Bank, F.S.B. as Originators, as such agreement may be further amended or supplemented from time to time, (iii) the Master Receivables Purchase Agreement dated as of June 24, 2002, between the Seller and Household Automotive Credit Corporation as Originator, as such agreement may be amended or supplemented from time to time, and (iv) the Master Receivables Purchase Agreement dated as of August 8, 2002, between the Seller and Household Automotive Credit Corporation as Originator, as such agreement may be amended or supplemented from time to time.

      "MASTER SALE AND SERVICING AGREEMENT" shall mean that certain Master Sale and Servicing Agreement, dated as of August 8, 2002, by and among the Issuer, the Seller, the Master Servicer and the Indenture Trustee, as such agreement may be amended or supplemented from time to time.

      "MASTER SERVICER" shall mean Household Finance Corporation, as Master Servicer under the Master Sale and Servicing Agreement.

      "MAXIMUM INSURED AMOUNT" shall mean $1,200,000,000 in respect of principal, plus interest thereon calculated at the applicable Note Rate for the Class A Notes.


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      "NONPAYMENT" shall mean, with respect to any Distribution Date, Policy
Claim Amounts which are Due for Payment but have not been paid pursuant to the Indenture.

      "NOTE PAYING AGENT" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payment of principal of or interest on the Class A Notes on behalf of the Issuer.

      "NOTE RATE" shall mean with respect to (i) the Class A-1 Notes, 1.77 % per annum, (ii) the Class A-2 Notes, 2.15 % per annum, (iii) the Class A-3 Notes, 2.85 % per annum, (iv) the Class A-4 Notes, LIBOR + 0.30 % per annum (in the case of the Class A-1 and Class A-4 Notes, computed on the basis of a 360-day year and the actual number of days in the related Interest Period; in the case of the Class A-2 and Class A-3 Notes, computed on the basis of a 360-day year consisting of twelve 30-day months; and in the case of the Class A-2 and Class A-3 Notes with respect to the initial Interest Period only, computed on the basis of a 360-day year and the actual number of days elapsed in such initial Interest Period).

      "NOTICE" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of EXHIBIT A or EXHIBIT B, as applicable, to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the amount of any Insured Payment which shall be due and owing.

      "OBLIGOR" on a Receivable shall mean the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

      "OPTIMAL PRINCIPAL DISTRIBUTABLE AMOUNT" shall mean, with respect to any Distribution Date, the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Distribution Date over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

      "ORDER" shall have the meaning given such term in Section 8 hereto.

      "ORIGINATORS" shall mean Household Automotive Finance Corporation, Household Automotive Credit Corporation and Household Bank, F.S.B., as Originators under the Master Receivables Purchase Agreements.

      "PAYMENT FUNDS" shall mean the sum of, without duplication, (i) all amounts of Available Funds, (ii) all other funds on deposit in the Collection Account, the Reserve Account and any other Trust Accounts and (iii) all other funds available pursuant to the Basic Documents for payment in accordance with the priorities set forth therein.

      "PERSON" shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "POOL BALANCE" shall mean, as of any date of determination, the aggregate of the outstanding Principal Balances of the Receivables as of the close of business on the preceding Business Day.

      "PREFERENCE AMOUNT" shall mean any interest on or principal of the Class A Notes which has become Due for Payment, the Nonpayment of which would have been covered by this Policy, and which was made to a Registered Holder by or on behalf of the Issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Registered Holder pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction; PROVIDED that any Preference Amount that constitutes interest shall be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the Note Rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and shall not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; PROVIDED, FURTHER, that in no event shall the Insurer be obligated to make any payment


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in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

      "PREFERENCE PAYMENT DATE" shall have the meaning given such term in
Section 8 hereto.

      "PRINCIPAL BALANCE" shall mean, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Actuarial Method, or the Simple Interest Method, as appropriate and (ii) any Cram Down Loss in respect of such Receivable. The "Principal Balance" of a Repurchased Receivable or Liquidated Receivable shall be deemed to be zero.

      "RECEIVABLE" shall mean each receivable listed on the Schedule of Receivables, which (a) has not been released from the Series Trust Estate as provided in the Series Supplement or in the Indenture and (b) is not a Liquidated Receivable.

       "REGISTERED HOLDER" shall mean any registered or beneficial owner of a Class A Note (other than the Issuer, the Seller, the Master Servicer, the Originators or any of their respective Affiliates).

      "REIMBURSEMENT AMOUNT" shall mean, as of any Distribution Date, the sum of (x)(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section
3.3 of the Insurance Agreement and Section 3.03 of the Series Supplement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee, or any other Person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement and
Section 3.03 of the Series Supplement, as certified to the Indenture Trustee by the Insurer PLUS (ii) interest on such amounts at the Late Payment Rate.

      "REPURCHASE AMOUNT" shall mean, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of the date of repurchase, provided that, reductions in the Principal Balance resulting from such Receivable becoming a Liquidated Receivable shall be disregarded.

      "REPURCHASED RECEIVABLE" shall mean a Receivable purchased by the Master Servicer pursuant to Section 4.7 of the Master Sale and Servicing Agreement or repurchased by the Seller pursuant to Section 3.2 of the Master Sale and Servicing Agreement or the Master Servicer pursuant to Section 11.1
(a) of the Master Sale and Servicing Agreement.

      "RESERVE ACCOUNT" shall mean the account designated as such in the Series Supplement, and established and maintained pursuant to Section 3.01 of the Series Supplement.

      "SCHEDULED MATURITY DATE" shall mean with respect to (i) the Class A-1 Notes, the Class A-1 Scheduled Maturity Date, (ii) the Class A-2 Notes, the Class A-2 Scheduled Maturity Date, (iii) the Class A-3 Notes, the Class A-3 Scheduled Maturity Date and (iv) the Class A-4 Notes, the Class A-4 Scheduled Maturity Date.

      "SCHEDULED PAYMENT" shall mean, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or (iii) modifications or extensions of the Receivable permitted by Sections 4.2(b) and (c) of the Master Sale and Servicing Agreement, the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

      "SELLER" shall mean Household Auto Receivables Corporation, a Nevada corporation, as Seller under the Master Sale and Servicing Agreement, and its successors in interest to the extent permitted under the Master Sale and Servicing Agreement.

      "SERIES SUPPLEMENT" shall mean that certain Series Supplement to the Indenture, the Master Sale and Servicing Agreement and the Amended and Restated Trust Agreement, dated as of August 8, 2002, executed pursuant to
Section 9.3 of the Indenture and Section 3.2 of the Trust Agreement, by and among the Master Servicer, the Issuer, the Seller, the Indenture Trustee, U.S. Bank National Association, a national banking association, as Owner Trustee, and U.S. Bank Trust National Association, a national banking association with its principal place of business in Delaware, as Delaware Trustee.

      "SERIES TRUST ESTATE" shall mean the property Granted to the Indenture Trustee pursuant to Section 1.02 of the Series Supplement.

      "SWAP AGREEMENT" shall mean the ISDA Master Agreement dated August 28, 2002 between the Issuer and the Swap Provider, including the Schedule thereto and the Confirmation relating thereto, and together with any replacement swap agreement thereafter approved by the Insurer (for so long as it is the Controlling Party); PROVIDED, that no additional swap agreement shall be a "Swap Agreement" under the Basic Document for so long as the Swap Agreement is outstanding without the prior written consent of the Swap Provider.

      "SWAP COLLATERAL ACCOUNT" shall mean the Swap Collateral Account, which shall be an Eligible Deposit Account created pursuant to Section 3.01 of the Series Supplement and which shall initially be account no. 507947541, for further credit, account no. 10202856.3, reference Household Auto 2002-2 Swap Collateral Account at the Indenture Trustee, ABA No. 021000021.

      "SWAP PROVIDER" shall mean Deutsche Bank AG acting through its New York branch, together with any replacement Swap Provider thereafter approved by the Insurer (for so long as it is the Controlling Party).

      "TRANSACTION PARTY" shall mean the Indenture Trustee, the Issuer, the Originators, the Master Servicer or the Seller.

      "TRUST ACCOUNTS" shall mean the Collection Account, the Reserve Account, the Swap Collateral Account and any other account designated as such under the Series Supplement.

      "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of August 8, 2002, between the Seller, U.S. Bank National Association, a national banking association, as Owner Trustee and U.S. Bank Trust National Association, a national banking association with its principal place of business in Delaware, as Delaware Trustee, as amended and restated as of August 8, 2002 and as supplemented by the Series Supplement.

      2.          PAYMENTS UNDER THE POLICY.

      (a) Upon the presentation by the Indenture Trustee to the Insurer at the Insurer's principal office in respect of the applicable Distribution Date of a duly executed Notice, the Insurer will make or cause to be made to the Indenture Trustee, on the guarantee set forth in the first paragraph of this Policy, payment in an amount equal to the applicable Policy Claim Amounts.

      (b) Amounts payable in respect of any Policy Claim Amounts due hereunder, unless otherwise stated herein, will be distributed by the Insurer to, or at the direction of, the Indenture Trustee, by wire transfer of immediately available funds. Solely the Indenture Trustee on behalf of the Registered Holders shall have the right to make a claim for an Insured Payment under this Policy.

      (c) The Insurer's payment obligations hereunder with respect to particular Policy Claim Amounts shall be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by the Insurer to, or at the direction of, the Indenture Trustee in accordance with the Indenture Trustee's request, whether or not such funds are properly applied by the Indenture Trustee or the Note Paying Agent. Payments of Policy Claim Amounts shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made except to the extent that the Insurer has specified an earlier date for payment at its sole option. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of the Insurer, nor against any risk other than Nonpayment, including failure of the Indenture Trustee or the Note Paying Agent to pay any Policy Claim Amounts due to Registered Holders.

      (d) Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate amount paid by the Insurer hereunder exceed the Maximum Insured Amount hereunder.

      3.    PRESENTATION OF NOTICE OF NON-PAYMENT AND DEMAND.

      (a) Notwithstanding any other provision of this Policy but subject to Section 8 hereof with respect to Preference Amounts, the Insurer will pay any Policy Claim Amounts payable hereunder to, or at the direction of, the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date or Scheduled Maturity Date, as the case may be, on which the related Policy Claim Amount is due for payment under the Indenture or (ii) the second Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice in the form attached as EXHIBIT A, appropriately completed and executed by the Indenture Trustee; PROVIDED that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received before 12:00 noon, New York City time, on the following Business Day.

      (b) If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it shall be deemed not to have been received for purposes of this Policy, and the Insurer shall promptly so advise the Indenture Trustee in writing and the Indenture Trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under this Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso in (a) above.

      4. WAIVER. To the fullest extent permitted by applicable law, the Insurer hereby waives and agrees not to assert any and all rights and defenses (including, set-offs, counterclaims, fraud in the inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), to the extent such rights and defenses may be available to the Insurer, so as to avoid payment of any amount due in respect of this Policy in accordance with express provisions hereof, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. For the avoidance of doubt, the Insurer undertakes not to impose any defense to payment, but reserves all rights to assert any claim it may have against any Registered Holder (provided that such Registered Holder has engaged in wrongful conduct with respect to the transaction) or any other person and none of the foregoing waivers shall prejudice any claim the Insurer may have, whether directly or as subrogee or otherwise, subsequent to making such payment to the Registered Holders. For the avoidance of doubt, the Insurer does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled.

      5. SUBROGATION. Upon any payment hereunder, in furtherance and not in limitation of the Insurer's equitable right of subrogation and the Insurer's rights under the Insurance Agreement, the Insurer will, to the extent of such payment by the Insurer hereunder, be subrogated to the rights of any Registered Holder to receive any and all amounts due in respect of the Insured Obligations as to which such Insured

Payment was made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed it.

      6. COMMUNICATIONS. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to the Insurer with respect to this Policy shall specifically refer to the number of this Policy and shall be made to the Insurer at:

            Ambac Assurance Corporation
            One State Street Plaza
            New York, New York 10004
            Attention:  Asset-Backed Securities Department Head
                        General Counsel - URGENT
            Phone:      (212) 208-3357
            Fax:        (212) 208-3547

or to such other address, officer, telephone number or facsimile number as the Insurer may designate to the Indenture Trustee from time to time.

      7. NATURE OF THE OBLIGATIONS. Except as expressly provided herein, the obligations of the Insurer under this Policy are irrevocable, absolute and unconditional.

      8. TERMINATION. This Policy and the obligations of the Insurer hereunder shall terminate upon the earlier of

      (a) the date on which all of the Policy Claim Amounts have been paid in full by the Insurer to, or at the direction of, the Indenture Trustee; or

      (b) the close of business on the third (3rd) Business Day after the date on which all principal and interest on the Class A Notes has been paid in full;

PROVIDED, HOWEVER, that notwithstanding the occurrence of any of the foregoing events, the Insurer shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth Business Day following actual receipt by the Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Registered Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or such Registered Holder (the "ORDER"), (ii) an opinion of counsel satisfactory to the Insurer that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by such Registered Holder and the Indenture Trustee, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and such Registered Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for such Registered Holder in any legal proceeding related to such Preference Payment, and (v) a Notice (in the form attached as EXHIBIT B) appropriately completed and executed by the Indenture Trustee, (the "PREFERENCE PAYMENT DATE"); PROVIDED, FURTHER, that (1) if such documents are received by the Insurer after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received before 12:00 noon, New York City time, on the following Business Day and (II) the Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than the Insured Principal Balance Shortfall) prior to the Scheduled Maturity Date for the relevant class of Class A Notes. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Indenture Trustee or the Registered Holder directly, unless the Indenture Trustee or the relevant Registered Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Indenture Trustee, or as directed by the Indenture Trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

Notwithstanding the foregoing, in no event shall the Insurer be obligated to make any payment in respect of any Preference Amount (i) to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Maximum Insured Amount or (ii) prior to the time the Insurer would have been required to make an Insured Payment pursuant to Section 3 of this Policy.

      9. There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer. This Policy does not cover (i) premiums, if any, payable in respect of the Class A Notes,
(ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than Nonpayment, including the failure of the Indenture Trustee or the Note Paying Agent to apply, disburse, transfer or direct Policy payments or Available Funds or other amounts in accordance with the Indenture to Registered Holders or to any other party.

      10.   MISCELLANEOUS.

      (a) This Policy sets forth the full understanding of the Insurer, and except as expressly provided herein, or as otherwise agreed in writing hereafter by the Insurer and the Indenture Trustee, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked.

      (b) This Policy is issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law.

      (c) THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      (d) Any notice hereunder or service of process on the Insurer may be made at the address listed above for the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

      (e) The premium of this Policy is not refundable for any reason. The premium will be payable on this Policy on each Distribution Date as provided in the Insurance Agreement, beginning with the First Distribution Date.

      ANY PERSON WHO KNOWGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MA TERML THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

      IN WITNESS WHEREOF, the Insurer has caused this Note Guaranty Insurance Policy to be executed and attested this 28th day of August, 2002.

                  AMBAC ASSURANCE CORPORATION

                                By:   /s/ Michael Babick
                                     -----------------------------
                                     Name:  Michael Babick
                                     Title:  Vice President




Attest:



 /s/ [Authorized Officer]
------------------------------
Name: [Authorized Officer]
Title: [Authorized Officer]

                                   EXHIBIT A


                      TO THE NOTE GUARANTY INSURANCE POLICY

                              Policy No. AB0583BE






                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS
                         (OTHER THAN PREFERENCE AMOUNT)

                         Date: [             ]





Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:  Asset-Backed Securities Department Head
            General Counsel - URGENT

      Reference is made to Note Guaranty Insurance Policy No. AB0583BE (the "POLICY") issued by AMBAC Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

      The undersigned hereby certifies as follows:

      1. It is the Indenture Trustee under the Indenture, and is acting for the Registered Holders.

      2.    The relevant [Distribution Date] / [Scheduled Maturity
            Date] is [date].

      3. There is an amount of $______ with respect to such [Distribution Date] / [Scheduled Maturity Date], which amount is a Policy Claim Amount which is Due for Payment.

      4. The Indenture Trustee has not heretofore made a demand for the Policy Claim Amount in respect of such [Distribution Date] / [Scheduled Maturity Date].

      5. The Indenture Trustee hereby requests the payment of the Policy Claim Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: ______________.(1)

--------
      (1) The account number of the Indenture Trustee.

      6. The Indenture Trustee hereby agrees that, following receipt by the Indenture Trustee of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payments in respect of the Class A Notes when due, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

      7. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Registered Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

                              By:
                                 ------------------------------------------


                              Title:
                                    ---------------------------------------
                                                   (Officer)

                                   EXHIBIT B


                     TO THE NOTE GUARANTY INSURANCE POLICY

                               Policy No. AB0583BE






                         NOTICE OF NONPAYMENT AND DEMAND
                        FOR PAYMENT OF PREFERENCE AMOUNT)

                            Date: [             ]





Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:  Asset-Backed Securities Department Head
            General Counsel - URGENT

      Reference is made to Financial Guaranty Insurance Policy No. AB0583BE (the "POLICY") issued by Ambac Assurance Corporation ("AMBAC"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy, unless the context otherwise requires.

      The undersigned hereby certifies as follows:

      1. It is the Indenture Trustee under the Indenture, and is acting for the Registered Holders.

      2. [A payment previously made in respect of the Class A Notes pursuant to the Indenture has become a Preference Amount, as indicated by the attached Order.]

      3. The Registered Holder of the applicable Class A Notes has certified that the Order has been entered and is not subject to stay.

      4. The amount of the Preference Amount is $ ________, and consists of interest in the amount of $ _________ paid on ______, ______, [and principal in the amount of $
            ________________ paid on _________, _________.]

      5. Neither the Indenture Trustee nor the Registered Holder has heretofore made a demand for such Preference Amount.

      6. The Indenture Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the

            Indenture Trustee to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:___________(2)

      7. The Indenture Trustee hereby agrees that if such Insured Payment is made to the Indenture Trustee, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Registered Holder for payment of the Preference Amount, (b) not apply such funds for any other purpose, and (c) maintain an accurate record of such payments with respect to the Class A Notes and the corresponding claim on the Policy and proceeds thereof.

      8. The Indenture Trustee hereby assigns to Ambac all rights, and confirms that the Registered Holders have assigned all rights, under the Insured Obligations in respect of which payment is being requested to Ambac.

      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.


                              By:
                                 ----------------------------------------


                              Title:
                                    -------------------------------------
                                                (Officer)



--------
              (2) The account of the relevant receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Indenture Trustee has already paid such Preference Amount to such party, in which case, the account of the payor.

                                      B-2